Exhibit 99.1

Forward Industries Closes $1.65 Billion Private Placement in Cash and Stablecoin

Commitments to Advance Solana Treasury Strategy

PIPE Led by Galaxy Digital, Jump Crypto, and Multicoin Capital

Company Intends to Use Net Proceeds Primarily to Fund Purchase of SOL

NEW YORK, SEPT 11, 2025 – Forward Industries, Inc. (NASDAQ: FORD) (the “Company” or “Forward Industries”) today announced the successful close of its previously announced private investment in public equity (“PIPE”) financing, led by Galaxy Digital (“Galaxy”), Jump Crypto, and Multicoin Capital (“Multicoin”). The PIPE resulted in gross proceeds of approximately $1.65 billion to the Company, before deducting placement agent fees and other offering expenses. Forward Industries intends to use the net proceeds from the offering primarily to purchase SOL, the native digital asset of the Solana blockchain, for working capital and any future transactions, for the establishment of the Company’s cryptocurrency treasury operations, and to pay transaction expenses.

In addition to Galaxy, Jump Crypto, and Multicoin, which collectively subscribed for more than $300 million, the PIPE received support and participation from several global investment firms and leaders across the digital asset ecosystem, including:

●	Firms/Companies: Big Brain Holdings, Bitwise Asset Management, Borderless Capital, Coinlist Alpha, CyberFund, C/M Capital Partners, LP, FalconX, Graticule Asset Management Asia, Jupiter, L1 Digital, ParaFi, Ribbit Capital, RockawayX, and SkyBridge Capital.
●	Angel Investors: Cindy Leow (Drift), Guy Young (Ethena), Howard Lindzon (Stockwits), Lucas Bruder (Jito), Lucas Netz (Pudgy Penguins), Robert Leshner (Superstate), Tarun Chitra (Gauntlet), and Tory Green (io.net).

Concurrent with the close of the PIPE financing, Kyle Samani, the co-Founder and Managing Partner of Multicoin, has been appointed Chairman of the Company’s Board of Directors (the “Board”). Michael Pruitt, the Company’s Interim Chief Executive Officer, has also been appointed to the Board. Chris Ferraro, President and Chief Investment Officer of Galaxy, and Saurabh Sharma, Chief Investment Officer at Jump Crypto, have also been appointed as Board observers. Forward Industries’ management team will remain in place.

“Today’s milestone underscores our belief among leading institutional investors that Solana belongs at the center of global capital markets. With the support of Galaxy, Jump Crypto, and Multicoin, I believe Forward Industries is uniquely positioned to accelerate this future,” said Mr. Samani. “Leveraging our combined team’s experience investing and innovating across the Solana ecosystem, our goal is to deliver strong value for our shareholders.”

“Forward Industries’ mission has been centered around operational and innovative excellence, and we are now extending that same principle to our capital strategy by building a balance sheet with SOL at its core,” said Mr. Pruitt, Interim Chief Executive Officer of Forward Industries. “We are grateful for the tremendous support of our PIPE financing investors and the collaboration of our partners. Together, we aim to unlock Solana’s potential in the capital markets through diversified and innovative return generation strategies.”

Beyond their capital investment, Galaxy, Jump Crypto, and Multicoin will utilize their industry-leading platforms to provide critical strategic insights to help Forward Industries structure and execute its Solana treasury strategy and with the goal of positioning it as the leading publicly traded institutional participant in the Solana ecosystem.

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Solana’s Outstanding Public Market Growth Potential

Solana processed over 8.9 billion transactions in Q2 2025, resulting in approximately $4 billion of decentralized exchange trading volume per day. This activity has generated approximately $1.2B in real economic value (REV) year to date, a metric used to measure the free cashflow of blockchains. Adding more than 7,500 new developers in 2024, Solana is both the blockchain with the fastest growing developer ecosystem and one of the most profitable blockchains in existence.

Solana supports a mature decentralized finance (“DeFi”) ecosystem, creating compelling opportunities to earn on-chain returns through staking, lending, and market making strategies. By establishing a Solana treasury, Forward Industries is positioning itself to benefit from one of the fastest-growing blockchain networks, recognized for its high throughput, developer adoption, and rapidly expanding use cases across DeFi, consumer applications, and Web3 infrastructure.

Advisors

Cantor Fitzgerald & Co. served as the lead placement agent and Galaxy Investment Banking1, a division of Galaxy Digital, served as co-placement agent and financial advisor.

Forward Industries and Galaxy Asset Management, a division of Galaxy Digital, have also entered into a services agreement for management support relating to the treasury strategy.

Nason, Yeager, Gerson, Harris & Fumero, P.A. acted as legal advisor to Forward Industries.

Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Galaxy.

DLA Piper LLP (US) acted as legal advisor to Cantor Fitzgerald & Co.

White & Case LLP acted as legal advisor to Multicoin Capital.

Cooley LLP acted as legal advisor to Jump Crypto.

About Forward Industries, Inc.

Forward Industries, Inc. (NASDAQ: FORD) is a global design company serving top tier medical and technology companies. For over 60 years the company has been successful in developing and producing a portfolio of outstanding products for some of the world’s leading companies and brands. In September 2025, Forward Industries initiated a Solana treasury strategy dedicated to acquiring SOL and increasing SOL-per-share through bespoke strategies and active management of the company’s treasury. The Company’s Solana treasury strategy is supported by industry leading investors and operating partners, including Galaxy Digital, Jump Crypto, and Multicoin Capital.

About Galaxy Digital

Galaxy Digital Inc. (NASDAQ/TSX: GLXY) is a global leader in digital assets and data center infrastructure, delivering solutions that accelerate progress in finance and artificial intelligence. Our digital assets platform offers institutional access to trading, advisory, asset management, staking, self-custody, and tokenization technology. In addition, we invest in and operate cutting-edge data center infrastructure to power AI and high-performance computing, meeting the growing demand for scalable energy and compute solutions in the U.S. The Company is headquartered in New York City, with offices across North America, Europe, the Middle East and Asia.

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1 Securities and investment banking services offered through Galaxy Digital Partners LLC, a registered broker-dealer and member of FINRA and SIPC.

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About Jump Crypto

Jump Crypto is committed to building and standing up critical infrastructure needed to catalyze the growth of the crypto ecosystem. They are a team of builders, partners, and traders who take a long-term view of crypto’s prospects and operate to unlock the full potential of open, community-driven networks. Since its inception as a skunkworks intern project in late 2015, Jump Crypto has grown into a dynamic and seasoned team of high performing players across a range of functions. Today, Jump Crypto plays an important role in the development of some of the largest and most innovative crypto communities. Jump Crypto is the crypto division of Jump Trading Group, a research-driven quantitative trading firm that’s one of the largest traders by volume across traditional asset classes.

About Multicoin Capital

Multicoin Capital is a thesis-driven investment firm that makes long-term, high-conviction investments in category-defining companies and protocols on behalf of sophisticated families, foundations, endowments, and institutional investors. Founded in 2017, the firm leverages a deep understanding and accumulated knowledge of blockchain technology and crypto markets to deliver strong, risk-adjusted returns. Multicoin Capital manages several billion across its funds, and has established a track record of deploying capital across market cycles in both public and private markets.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the anticipated benefits of, and the proposed use of proceeds from, the offering, the assets to be held by the Company, the expected future market, price and liquidity of the digital assets the Company acquires and its tokenization strategy, the Company’s plan for value creation and strategic advantages, market size and growth opportunities, technological and market trends and the expected financial impacts of the proposed transactions described herein. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, failure to realize the anticipated benefits of the transactions and the proposed digital asset treasury strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Solana and other cryptocurrencies; the risk that the price of the Company’s common stock may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries and markets in which the Company does and will operate (including the applicable digital assets market); risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements.

Contacts

Media Contact

Carissa Felger / Sam Cohen

Gasthalter & Co.

(212) 257-4170

cf@gasthalter.com and sc@gasthalter.com

Company Contact

Michael Pruitt

(704) 578-2238

mp@avenelfinancial.com

Kathleen Weisberg

(631) 547-3055

kweisberg@forwardindustries.com

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